SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — April 24, 2008
BELL INDUSTRIES, INC.
(Exact name of Registrant as specified in its Charter)

California	001-11471	95-2039211

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8888 Keystone Crossing, Suite #1700, Indianapolis, IN	46240

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (317) 704-6000

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events
     As previously announced, on April 24, 2008, the common stock of Bell Industries, Inc. (the “Company”) ceased trading on the American Stock Exchange. The Company’s common stock is now quoted on The Pink Sheets, LLC under the symbol “BIUI.PK”. The Company intends to work with market makers to enable the Company’s common stock to be quoted on the OTC Bulletin Board (the “OTCBB”), though only market makers can quote securities on the OTCBB.
This report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements, relating to the quotation of the Company’s common stock on the OTCBB, are based upon current expectations and speak only as of the date hereof. Actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including whether or not market makers will quote the Company’s common stock on the OTCBB and whether or not the Company’s common stock will be eligible for continued quotation on the OTCBB. The Company’s Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other SEC filings discuss some of the important risk factors that may also affect the business, results of operations and financial condition of the Company including its ability to have its common stock quoted on the OTCBB or in any medium whatsoever. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as required by law.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BELL INDUSTRIES, INC.

Date: April 25, 2008	By:	/s/ Kevin Thimjon

	Name:	Kevin Thimjon
	Title:	President and Chief Financial Officer